Exhibit 4.4.29

AMENDMENT No. 29

TO THE A320 FAMILY PURCHASE AGREEMENT

BETWEEN

ATLANTIC AIRCRAFT HOLDING LIMITED

AND

AIRBUS S.A.S.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N 337.0046/07	1/9

This Amendment N°29 to the A320 Family Purchase Agreement dated as of March 19, 1998 (hereinafter referred to as the “Amendment N°29”) between AIRBUS S.A.S. and ATLANTIC AIRCRAFT HOLDING LIMITED is made as of the              day of February, 2014.

BETWEEN

AIRBUS S.A.S., a société par actions simplifiée, formerly known as Airbus G.I.E. created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (hereinafter referred to as the “Seller”)

AND

ATLANTIC AIRCRAFT HOLDING LIMITED, having its principal office at c/o the Winterbotham Trust Company Limited, Winterbotham Place, Marlborough and Queen Streets. NASSAU, BAHAMAS (hereinafter referred to as the “Buyer”)

The Buyer and the Seller being together the “Parties” and each a “Party”.

WHEREAS

A -

The Buyer and the Seller have entered into an A320 Family Purchase Agreement dated March 19, 1998 (hereinafter referred to, together with its Exhibits and Letter Agreements as amended and supplemented from time to time, as the “Purchase Agreement”) covering the purchase by the Buyer and the sale by the Seller of thirty two (32) A320 Family Aircraft N°1 to N°32 (the “Aircraft”).

B -	The Buyer and the Seller have entered into an amendment N°1 to the Purchase Agreement dated September 9, 1998 (the “Amendment N° 1”), covering [***] [***]

C -	The Buyer and the Seller have entered into an amendment n° 2 to the Purchase Agreement dated December 28, 1999 (the “Amendment N°2”) covering :
(i)	The[***]]A320-200 Aircraft [***]and the replacement of such [ ]A320-200 Aircraft, and
(ii)	the [***][ ]A320-200 Aircraft [***]Firm A320-200 Aircraft.

D -

[***]. Simultaneously, the Buyer and the Seller have entered into an amendment n° 3 (the “Amendment N 3”) to the Purchase Agreement dated December 29, 1999 covering the modification of certain provisions of the Letter Agreement N°1 of the Purchase Agreement.

E -	The Buyer and the Seller have entered into an amendment n°4 to the Purchase Agreement dated February 15, 2000 (the “Amendment N° 4”) covering:
(i)	the [***]A320-200 Aircraft [***]and its [ ]A320-200 Aircraft, and
(ii)	the [***]A320-200 Aircraft [***]firm A319-100 Aircraft.

F -	The Buyer and the Seller have entered into amendment n°5 to the Purchase Agreement dated April 6, 2001 (the “Amendment N° 5”) covering:
(i)	the [***]A320-200 Aircraft [***]Firm N° 41) and the[***] A320-200 Aircraft (N° 44), and

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	2/9

(ii)	the [***]A320-200 Aircraft [***]Firm N° 42) [***]Firm A319-100 Aircraft (Firm N° 31 [***]N° 45).
(iii)	The [***]A320-200 Aircraft[***] Firm N° 43) and [***]A320-200 Aircraft (N° 46), and
(iv)	the [***]A320-200 Aircraft [***]Firm N° 44) [ ]Firm A319-100 Aircraft (Firm N° 32 [***]).

G -

The Buyer and the Seller have entered into an amendment n° 6 to the Purchase Agreement dated April 9, 2001 (the “Amendment N°6”) covering the rescheduling of certain Delivery Dates related to firm Aircraft N°13, 14 and 40 (all of which were scheduled to be delivered in December 2001) which [***]firm Aircraft N°45 (September 2001), N°46 (October 2001) and N°47 (October 2001) and additionally firm Aircraft N°18 [***]]to an A320-200 Aircraft [ ].

H -	[***].

I -	[***].

J -

The Buyer and the Seller have entered into amendment n° 9 to the Purchase Agreement dated December 6, 2002 (the “Amendment N°9”) covering the rescheduling of the Delivery Date of the firm Aircraft N°22 from August 2003 to June 2003.

K -

The Buyer and the Seller have entered into amendment n° 10 to the Purchase Agreement dated October 30, 2003 (the “Amendment N°10”) covering the rescheduling of the Delivery Date of firm A320-200 Aircraft N°46 and 47 respectively from May and June 2004 to October and November 2004.

L -	The Buyer and the Seller have entered into an amendment n° 11 to the Purchase Agreement dated November 18, 2004 (the “Amendment N°11”) covering simultaneously:
(i)	the termination of the [***], and
(ii)	the cancellation and termination of Amendment N°3 [***]stated in paragraph 1 of Letter Agreement N°1 to the Purchase Agreement.

M -	The Buyer and the Seller have entered into an amendment n° 12 to the Purchase Agreement dated November 18, 2004 (the “Amendment N°12”) covering:
(i)	the [***]of Aircraft N°44, 17, 37 [***]A320 A321 V and N°18, 36 and 21 [***]A320 [***][***],
(ii)	[***][***].

N -	The Buyer and the Seller have entered into an amendment n° 13 to the Purchase Agreement dated November 18, 2004 (the “Amendment N°13”), covering:
(i)	[***].

O -	The Buyer and the Seller have entered into amendment n° 14 to the Purchase Agreement dated February 28, 2006 (the “Amendment N°14”), covering:
(i)	[***]to [***]],
(ii)	AIRMAN software,
(iii)	ADOC Job Cards Package, ADOC Consultation Package, and AirN@v and/or ADOC N@vigator Based Consultation
(iv)	[***].

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	3/9

P -	The Buyer and the Seller have entered into amendment n° 15 to the Purchase Agreement dated June 22, 2007 (the “Amendment N°15”), covering:
(i)	[***]
(ii)	[***]
(iii)	[***].

Q -

The Buyer and the Seller have entered into amendment n° 16 to the Purchase Agreement dated November 22, 2007 (the “Amendment N°16”), covering the order of three (3) additional A319-100 aircraft and twelve (12) additional A320-200 aircraft.

R -	The Buyer and the Seller have entered into amendment n° 17 to the Purchase Agreement dated April 1st, 2008 (the “Amendment N°17”), to amend certain provisions of the [***].

S -	The Buyer and the Seller have entered into amendment n° 18 to the Purchase Agreement dated January 30th, 2009 (the “Amendment N°18”), covering:
(i)	the rescheduling of the Delivery Dates of the Aircraft N°60 and 61,
(ii)	[***]

T -	The Buyer and the Seller have entered into amendment n° 19 to the Purchase Agreement dated April 28th, 2009 (the “Amendment N°19”), covering:
(i)	the [***]of the Aircraft N°58, 62 and 65,
(ii)	the change of the Delivery Dates of the Aircraft N°58, 62 and 65,

U -	The Buyer and the Seller have entered into amendment n° 20 to the Purchase Agreement dated February 10th, 2010 (the “Amendment N°20”), covering:
(i)	the rescheduling of the Delivery Dates of the Aircraft N°58 and 65,
(ii)	[***],
(iii)	[***].

V -	The Buyer and the Seller have entered into amendment n°21 to the Purchase Agreement dated 29 April, 2011 (the “Amendment N°21”), covering the [***] of the Aircraft N°64.

W -	The Buyer and the Seller have entered into amendment n°22 to the Purchase Agreement dated 26 August, 2011 (the “Amendment N°22”), covering:
(i)	the rescheduling of the Delivery Date of Aircraft N° 61,
(ii)	the [***]and the rescheduling of the Delivery Dates of Aircraft N°66 and 67.

X -	The Buyer and the Seller have entered into amendment n°23 to the Purchase Agreement dated 25 October, 2011 (the “Amendment N°23”), covering:
(i)	the rescheduling of the Delivery Date of Aircraft N° 58,
(ii)	the [***]type and the rescheduling of the Delivery Dates of Aircraft N°68 and 69.

Y -	The Buyer and the Seller have entered into amendment n°24 to the Purchase Agreement dated 29 March, 2012 (the “Amendment N°24”), covering:
(i)	the rescheduling of the Delivery Date of Aircraft N° 65,
(ii)	the [***]e and the rescheduling of the Delivery Dates of Aircraft N°60, 70, 71, 72, 73, 74, 75 and 76.

Z -	The Buyer and the Seller have entered into amendment n°25 to the Purchase Agreement dated 29 March, 2012 (the “Amendment N°25”), covering:

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	4/9

[***].

AA -	The Buyer and the Seller have entered into amendment n°26 to the Purchase Agreement dated 29 March, 2012 (the “Amendment N°26”), covering:
(i)	the equipment of certain Aircraft with Sharklets

[***]

AB -	The Buyer and the Seller have entered into amendment n°27 to the Purchase Agreement dated 30 November, 2012 (the “Amendment N°27”), covering the [***] of the Aircraft N°60 [***]

AC -

The Buyer and the Seller have entered into amendment n°28 to the Purchase Agreement dated 11 October, 2013 (the “Amendment N°28”), covering the terms under which the Seller may use one of the Aircraft for specific tests ahead of its scheduled delivery to the Buyer

AD -	The Buyer wishes [***] the Aircraft N°68 [***] under the terms and conditions of this Amendment N°29.

AE -

As used hereafter, the terms “Purchase Agreement” and “A320 Family Purchase Agreement” mean the Purchase Agreement together with all Exhibits and schedules thereto as amended to date by Amendments N°1 to 28, inclusive.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	5/9

1.	AIRCRAFT [***]

The Parties agree that the Aircraft with rank number [***], is hereby [***] an [***]Aircraft (the “[***]”, and the “[***]”).

It is hereby agreed that unless otherwise expressly amended herein, all terms and conditions governing the sale and purchase of [***]Aircraft ordered under the Amendment [***]to the Purchase Agreement (including, without limitation, the provisions of the Purchase Agreement concerning the amount and the payment of the Final Price of the Aircraft) as set forth in the Purchase Agreement will apply to the [***]Aircraft.

2.	DELIVERY SCHEDULE

For the sake of clarity, the delivery schedule and aircraft [***] set out in Clause 4 of the Amendment No [***], purchased by the Buyer from the Seller under this Amendment [***], as amended under subsequent amendments to the Purchase Agreement including this Amendment No 29 have become the following delivery schedule and aircraft [***]

QUOTE

4	DELIVERY

4.1

Subject to the provisions of Clauses 2, 7, 8, 10 and 18 of the Purchase Agreement, the Seller shall have the [***]Aircraft ready for delivery to the Buyer at the[***] Aircraft final assembly line according to the following schedule:

[***]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]

4.2	The Seller shall notify the Buyer in writing, no later than [ [***]Aircraft, of the scheduled delivery month for such[***]Aircraft.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	6/9

UNQUOTE

3.	PREDELIVERY PAYMENTS

[***]The Parties agree that the [***]PDP Amount shall be paid by the Buyer to the Seller upon signature of the Amendment N°29, and the Predelivery Payment schedule for the [***]Aircraft shall be amended as further detailed in Appendix 1 to the present Amendment N°29.

4	[***]

[***]

5.	[***] AIRCRAFT [***]

[***]

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	7/9

5.	MISCELLANEOUS

It is hereby agreed that all terms and conditions of the Purchase Agreement, as amended hereby, including its Exhibits and Letter Agreements shall remain in full force and effect and shall apply to this Amendment N°29 except as expressly modified by this Amendment N°29.

In case of any inconsistency between this Amendment N°29 and the Purchase Agreement, this Amendment N°29 shall prevail.

This Amendment N°29 together with the Purchase Agreement, its Exhibits, Letter Agreements, and amendments to date contain the entire agreement between the Parties with respect to the subject matter hereof and supersede any previous understandings, commitments and/or representations whatsoever oral and written with respect to such subject matter.

This Amendment N°29 is executed in two original English counterparts, each of which is an original and both of which together evidence the same agreement. This Amendment N°29 shall not be varied or modified except by an instrument in writing executed by both Parties or by their duly authorised representatives.

This Amendment N°29 shall be governed by and construed and performance thereof shall be determined in accordance with the laws of France.

The Amendment N°29 (and its existence) shall be treated by each Party as confidential and shall not be released or revealed in whole or in part to any third party without the prior written consent of the other Party. In particular, each Party agrees not to make any press release concerning the whole or any part of the contents and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other Party.

This Amendment N°29 may be executed by the Parties in separate counterparts and any single counterpart shall be deemed to be an original and a set of such counterparts executed and delivered by the Parties shall constitute one and the same Amendment N°29 and a full original Amendment N°29 for all purposes.

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	8/9

IN WITNESS WHEREOF this Amendment N°28 was entered into the day and year above written.

ATLANTIC AIRCRAFT HOLDING	AIRBUS S.A.S.
LIMITED

By :	By :

Its :	Its

[***] Represents material which has been redacted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended

Amendment No 29 to the A320 PA dated 1998

CCC N° 337.0046/07	9/9